Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2015

•Revenue growth of 9.1% to a record $1.77 billion
•Organic revenue growth for parts and services of 7.5%
•First quarter 2015 diluted EPS of $0.35; adjusted EPS of $0.36
•Affirms full year 2015 guidance

Chicago, IL (April 30, 2015) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2015 of $1.77 billion, an increase of 9.1% as compared to $1.63 billion in the first quarter of 2014. Net income for the first quarter of 2015 was $107.1 million, an increase of 2.3% as compared to $104.7 million for the same period of 2014. Diluted earnings per share of $0.35 for the first quarter ended March 31, 2015 increased 2.9% from $0.34 for the first quarter of 2014. The Company noted that adjusted diluted earnings per share for first quarter 2015 would have been $0.36 compared to $0.35 for the first quarter of 2014 after adjusting each of the periods for net losses resulting from restructuring and acquisition related expenses, loss on debt extinguishment in 2014 and the change in fair value of contingent consideration liabilities.

"We are pleased with our operating results during the quarter even with the headwinds of scrap prices and currency devaluations," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “I am proud that we overcame these challenges and posted 9.1% revenue growth and segment EBITDA margins roughly on par with the first quarter of 2014. I was encouraged by signs of improvement in our Wholesale Europe segment profitability after a difficult fourth quarter. Organic revenue growth for parts and services was 7.5%, including 14% in our Wholesale Europe segment.”

Balance Sheet and Liquidity

Cash flow from operations totaled $180 million during the first quarter, which after investing approximately $34 million in capital expenditures and other long term assets, allowed the Company to increase cash balances and reduce its outstanding debt. As of March 31, 2015, LKQ’s balance sheet reflected cash and equivalents of $175 million and outstanding debt of $1.73 billion. Total availability under the Company’s credit facility at March 31, 2015 was approximately $1.2 billion.

Other Events

During the first quarter of 2015, LKQ acquired a salvage business located in Nebraska and a distributor of aftermarket automotive products in the Netherlands. LKQ’s European operations opened three Euro Car Parts branches in the first quarter of 2015.

In April 2015, we renewed our design patent license agreement with Ford Global Technologies, LLC. The license agreement grants to LKQ the exclusive right to distribute aftermarket replicas of F ord automotive parts covered by U.S. design patents. The renewal is on substantially the same terms as the previous agreement except that the term now extends until March 2020.

Company Outlook

2015 Guidance
Organic revenue growth for parts & services	6.5% to 9.0%
Net income	$420 million to $450 million
Diluted EPS	$1.36 to $1.46
Cash flow from operations	Approximately $425 million
Capital expenditures	$150 million to $180 million

The Company is reaffirming its February 2015 guidance. Mr. Wagman commented, “We are optimistic about our prospects for 2015 after a solid start to the year despite interim challenges such as those witnessed in the quarter with scrap and currency fluctuations. Our guidance reflects this belief with strong year over year growth in revenue, earnings and cash flows projected for 2015.”

Guidance for 2015 is based on current conditions (including 2015 acquisitions completed to date) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.

Quarterly Conference Call

LKQ will host a conference call and webcast on April 30, 2015 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13606785#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 29, 2015. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•
Changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us; and

•	other risks that are described in our Form 10-K filed March 2, 2015 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$1,773,912	$1,625,777
Cost of goods sold	1,074,433	973,893
Gross margin	699,479	651,884
Facility and warehouse expenses	132,657	126,159
Distribution expenses	141,714	137,329
Selling, general and administrative expenses	203,241	184,530
Restructuring and acquisition related expenses	6,488	3,321
Depreciation and amortization	29,453	26,711
Operating income	185,926	173,834
Other expense (income):
Interest expense, net	14,906	16,118
Loss on debt extinguishment	—	324
Change in fair value of contingent consideration liabilities	151	(1,222)
Other expense (income), net	1,768	(96)
Total other expense, net	16,825	15,124
Income before provision for income taxes	169,101	158,710
Provision for income taxes	60,098	54,021
Equity in earnings of unconsolidated subsidiaries	(1,908)	(36)
Net income	$107,095	$104,653
Earnings per share:
Basic	$0.35	$0.35
Diluted	$0.35	$0.34
Weighted average common shares outstanding:
Basic	304,003	301,406
Diluted	306,961	305,514

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and equivalents	$175,492	$114,605
Receivables, net	645,037	601,422
Inventory	1,358,056	1,433,847
Deferred income taxes	78,340	81,744
Prepaid expenses and other current assets	80,254	85,799
Total Current Assets	2,337,179	2,317,417
Property and Equipment, net	621,571	629,987
Intangibles	2,466,895	2,534,420
Other Assets	96,821	91,668
Total Assets	$5,522,466	$5,573,492
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$397,623	$400,202
Accrued expenses	252,820	250,164
Other current liabilities	59,568	36,815
Current portion of long-term obligations	62,303	63,515
Total Current Liabilities	772,314	750,696
Long-Term Obligations, Excluding Current Portion	1,672,332	1,801,047
Deferred Income Taxes	177,373	181,662
Other Noncurrent Liabilities	120,540	119,430
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 304,164,218 and 303,452,655 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	3,042	3,035
Additional paid-in capital	1,061,233	1,054,686
Retained earnings	1,810,256	1,703,161
Accumulated other comprehensive loss	(94,624)	(40,225)
Total Stockholders’ Equity	2,779,907	2,720,657
Total Liabilities and Stockholders’ Equity	$5,522,466	$5,573,492

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$107,095	$104,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,669	27,846
Stock-based compensation expense	5,546	6,246
Excess tax benefit from stock-based payments	(5,201)	(6,813)
Other	3,298	545
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(62,329)	(49,615)
Inventory	43,823	(19,021)
Prepaid income taxes/income taxes payable	48,715	39,104
Accounts payable	11,233	(9,336)
Other operating assets and liabilities	(2,704)	3,400
Net cash provided by operating activities	180,145	97,009
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(26,096)	(33,716)
Acquisitions, net of cash acquired	(864)	(486,736)
Other investing activities, net	(7,316)	(835)
Net cash used in investing activities	(34,276)	(521,287)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,318	2,377
Excess tax benefit from stock-based payments	5,201	6,813
Taxes paid related to net share settlements of stock-based compensation awards	(5,243)	—
Debt issuance costs	—	(3,753)
Net (payments) borrowings of long-term and other obligations	(81,688)	380,776
Net cash (used in) provided by financing activities	(80,412)	386,213
Effect of exchange rate changes on cash and equivalents	(4,570)	823
Net increase (decrease) in cash and equivalents	60,887	(37,242)
Cash and equivalents, beginning of period	114,605	150,488
Cash and equivalents, end of period	$175,492	$113,246

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$1,773,912	100.0%	$1,625,777	100.0%	$148,135	9.1%
Cost of goods sold	1,074,433	60.6%	973,893	59.9%	100,540	10.3%
Gross margin	699,479	39.4%	651,884	40.1%	47,595	7.3%
Facility and warehouse expenses	132,657	7.5%	126,159	7.8%	6,498	5.2%
Distribution expenses	141,714	8.0%	137,329	8.4%	4,385	3.2%
Selling, general and administrative expenses	203,241	11.5%	184,530	11.4%	18,711	10.1%
Restructuring and acquisition related expenses	6,488	0.4%	3,321	0.2%	3,167	95.4%
Depreciation and amortization	29,453	1.7%	26,711	1.6%	2,742	10.3%
Operating income	185,926	10.5%	173,834	10.7%	12,092	7.0%
Other expense (income):
Interest expense, net	14,906	0.8%	16,118	1.0%	(1,212)	(7.5%)
Loss on debt extinguishment	—	0.0%	324	0.0%	(324)	(100.0%)
Change in fair value of contingent consideration liabilities	151	0.0%	(1,222)	(0.1%)	1,373	n/m
Other expense (income), net	1,768	0.1%	(96)	(0.0%)	1,864	n/m
Total other expense, net	16,825	0.9%	15,124	0.9%	1,701	11.2%
Income before provision for income taxes	169,101	9.5%	158,710	9.8%	10,391	6.5%
Provision for income taxes	60,098	3.4%	54,021	3.3%	6,077	11.2%
Equity in earnings of unconsolidated subsidiaries	(1,908)	(0.1%)	(36)	(0.0%)	(1,872)	n/m
Net income	$107,095	6.0%	$104,653	6.4%	$2,442	2.3%
Earnings per share:
Basic	$0.35		$0.35		$—	0.0%
Diluted	$0.35		$0.34		$0.01	2.9%
Weighted average common shares outstanding:
Basic	304,003		301,406		2,597	0.9%
Diluted	306,961		305,514		1,447	0.5%

(1)	The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$918,333	$873,779	$44,554	5.1%
Europe	486,096	418,977	67,119	16.0%
Specialty	240,487	176,797	63,690	36.0%
Parts and services	1,644,916	1,469,553	175,363	11.9%
Other	128,996	156,224	(27,228)	(17.4)%
Total	$1,773,912	$1,625,777	$148,135	9.1%

Revenue changes by category for the three months ended March 31, 2015 vs. 2014:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change (1)
North America	1.4%	4.6%	(0.9%)	5.1%
Europe	12.7%	14.0%	(10.7%)	16.0%
Specialty	31.2%	6.3%	(1.5%)	36.0%
Parts and services	8.2%	7.5%	(3.8%)	11.9%
Other	0.6%	(17.7%)	(0.3%)	(17.4%)
Total	7.5%	5.1%	(3.4%)	9.1%

(1)	The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)
Net income	$107,095	$104,653
Depreciation and amortization	30,669	27,846
Interest expense, net	14,906	16,118
Loss on debt extinguishment (1)	—	324
Provision for income taxes	60,098	54,021
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$212,768	$202,962
EBITDA as a percentage of revenue	12.0%	12.5%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2015		2014
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,046,173		$1,029,299
Europe	487,346		419,714
Specialty	241,222		177,023
Eliminations	(829)		(259)
Total revenue	$1,773,912		$1,625,777
Segment EBITDA
North America	$149,388	14.3%	$146,138	14.2%
Europe	46,523	9.5%	41,155	9.8%
Specialty	25,404	10.5%	17,804	10.1%
Total Segment EBITDA	221,315	12.5%	205,097	12.6%
Deduct:
Restructuring and acquisition related expenses	6,488		3,321
Change in fair value of contingent consideration liabilities	151		(1,222)
Add:
Equity in earnings of unconsolidated subsidiaries	(1,908)		(36)
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$212,768	12.0%	$202,962	12.5%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended
	March 31,
	2015	2014
(In thousands, except per share data)
Net income	$107,095	$104,653
Adjustments:
Restructuring and acquisition related expenses, net of tax	4,211	2,192
Loss on debt extinguishment, net of tax	—	214
Change in fair value of contingent consideration liabilities	151	(1,222)
Adjusted net income	$111,457	$105,837
Weighted average diluted common shares outstanding	306,961	305,514
Diluted earnings per share	$0.35	$0.34
Adjusted diluted earnings per share	$0.36	$0.35

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2015 and 2014, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.